                                                                    Exhibit 10.1



                THIRD LOAN SUPPLEMENT AND MODIFICATION AGREEMENT


         This Third Loan Supplement and Modification Agreement ("this Agreement") is made as of September 24, 1998 by and among Alkermes, Inc., a Pennsylvania corporation ("Alkermes"), Alkermes Controlled Therapeutics, Inc., a Pennsylvania corporation ("ACT I"), Alkermes Controlled Therapeutics Inc. II, a Pennsylvania corporation ("ACT II") (Alkermes, ACT I and ACT II being hereinafter referred to collectively as the "Borrowers" and individually as a "Borrower") and Fleet National Bank (the "Bank"). The Bank is the successor by merger to Fleet Bank of Massachusetts, N.A. ("Fleet Mass"). For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrowers and the Bank agree as follows:

         1. REFERENCE TO DOCUMENTS. Reference is made to (i) that certain letter agreement dated September 27, 1996 among the Borrowers and the Bank, as amended by the below-defined First Loan Supplement and the below-defined Second Loan Supplement (as so amended, the "Letter Agreement"); (ii) that certain $1,500,000 original principal amount promissory note dated December 19, 1995 made by Alkermes and payable to the order of Fleet Mass, as amended by Allonge to Note dated September 27, 1996 among Alkermes, ACT I and the Bank (said December 19, 1995 promissory note, as so amended, being hereinafter referred to as the "1995 Note"); (iii) that certain $5,000,000 original principal amount promissory note dated September 27, 1996 (the "Ohio Term Note") made by Alkermes and ACT II and payable to the order of the Bank; (iv) that certain $2,500,000 original principal amount promissory note dated June 2, 1997 (the "1997 Term Note") made by the Borrowers and payable to the order of the Bank; (v) that certain Security Agreement dated as of September 27, 1996 from the Borrowers to the Bank, as amended by the First Loan Supplement and the Second Loan Supplement (as so amended, the "Security Agreement"); (vi) that certain Pledge Agreement dated as of September 27, 1996 from Alkermes to the Bank, as affected by the First Loan Supplement and the Second Loan Supplement (as so affected, the "Pledge"); (vii) that certain Mortgage and Security Agreement dated as of September 27, 1996 from ACT II to the Bank relating to premises of ACT II in Clinton County, Ohio, as affected by the First Loan Supplement and the Second Loan Supplement (as so affected, the "Ohio Mortgage"); (viii) that certain promissory note dated March 19, 1998 (the "March 1998 Term Note") in the face principal amount of the $4,000,000 made by the Borrowers and payable to the order of the Bank; (ix) that certain promissory note of even date herewith in the face principal amount of $9,000,000 (the "Tranche A September 1998 Term Note") made by the Borrowers and payable to the order of the Bank; and (x) that certain promissory note of even date herewith in the face principal amount of $11,000,000 (the "Tranche B September 1998 Term Note") made by the Borrowers and payable to the order of the Bank. The Letter Agreement, the 1995 Note, the Ohio Term Note, the 1997 Term Note, the Security Agreement, the Pledge, the Ohio Mortgage, the March 1998 Term Note, the Tranche A September 1998 Term Note and the Tranche B September 1998 Term Note are hereinafter referred to collectively as the "Financing Documents". Copies of the forms of the Tranche A September 1998 Term Note and the Tranche B September 1998 Term Note are attached hereto as Exhibits 1 and 2, respectively. As used herein, the term "First Loan Supplement" will be deemed to refer to that certain Loan Supplement and Modification Agreement dated as of June 2, 1997 among the Borrowers and the Bank, and the term "Second Loan Supplement" will be deemed to refer to that certain Second Loan Supplement and Modification Agreement dated as of March 19, 1998.

         2. SEPTEMBER 1998 TERM LOANS. (a) MAKING OF TRANCHE A SEPTEMBER 1998 TERM LOANS. Subject to the terms and conditions hereof, the Bank will make one or more loans (the "Tranche A September 1998 Term Loans") to the Borrowers, as the Borrowers may request, on any Business Day prior to the first to occur of
(i) the close of business on March 31, 1999 or (ii) the earlier termination, pursuant to Section 2(m) below, of the within-described facility for Tranche A September 1998 Term Loans. A Tranche A September 1998 Term Loan will be made not more than once per calendar month. Each Tranche A September 1998 Term Loan will be in such amount as may be requested by the Borrowers in order to pay or reimburse the costs of Qualifying Equipment; provided that (i) no Tranche A September 1998 Term Loan will be made after the close of business on March 31, 1999; (ii) the aggregate original principal amounts of all Tranche A September 1998 Term Loans will not exceed $9,000,000; and (iii) no Tranche A September 1998 Term Loan will be in an amount in excess of 100% of the invoiced actual costs of the tangible property constituting the items of Qualifying Equipment with respect to which such Tranche A September 1998 Term Loan is made (excluding taxes, shipping, software, installation charges, training fees and other "soft costs"). In connection with the making of each Tranche A September 1998 Term Loan, and as a precondition thereto, the Borrowers will provide the Bank with:
(i) invoices supporting the costs of the relevant Qualifying Equipment; (ii) such evidence as the Bank may reasonably request showing that each such item of Qualifying Equipment has been delivered to and installed at Alkermes' premises at 281 Albany Street, Cambridge, MA (in the case of Qualifying Equipment owned by Alkermes or ACT I) or ACT II's premises in Wilmington, Ohio (in the case of Qualifying Equipment owned by ACT II), has become fully operational, has been paid for by the relevant Borrower and is owned by the relevant Borrower free of all liens and interests of any other person or entity (other than the security interest of the Bank pursuant to the Security Agreement); (iii) executed Uniform Commercial Code financing statements reflecting the items of Qualifying Equipment with respect to which such Tranche A September 1998 Term Loan is being made and an appropriate supplement to the Security Agreement reflecting such items; and (iv) evidence satisfactory to the Bank that the Qualifying Equipment is fully insured against casualty loss, with insurance naming the Bank as secured party and first loss payee. As used herein, "Qualifying Equipment" means equipment purchased by the Borrowers for use in the Borrowers' business which meets all of the following criteria: (i) such equipment consists of one of the items shown on the Equipment List heretofore delivered by the Borrowers to the Bank or has otherwise been approved by the Bank for use in supporting a Tranche A September 1998 Term Loan, (ii) each item of such equipment shall have been acquired by the Borrowers within 90 days prior to the date of the Tranche A September 1998 Term Loan financing same (except that for the purposes of the first Tranche A September 1998 Term Loan the Borrowers may include within Qualifying Equipment items acquired more than 90 days prior to the date of such first Tranche A September 1998 Term Loan (but in any event after January 1,
1997) and installed at ACT II's premises in Wilmington, Ohio and/or at Alkermes' premises at 281 Albany Street, Cambridge, MA), (iii) no such item of equipment shall have been used to support any prior loan made by the Bank, (iv) each item of such equipment shall have been delivered to and installed at Alkermes' premises in Cambridge,

MA (in the case of Qualifying Equipment owned by Alkermes or ACT I) or ACT II's premises in Wilmington, Ohio (in the case of Qualifying Equipment owned by ACT
II) and shall have become fully operational, (v) the relevant Borrower shall have paid in full for each item of such equipment and shall hold title to same, free of all interests and claims of any other person or entity (other than the security interest of the Bank), and (vi) the Bank shall hold a fully perfected first security interest in such equipment. The Tranche A September 1998 Term Loans will be evidenced by the Tranche A September 1998 Term Note. Each Borrower hereby irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to the Tranche A September 1998 Term Note or on the books of the Bank, at or following the time of the making of any Tranche A September 1998 Term Loan and of receiving any payment of principal of any Tranche A September 1998 Term Loan, an appropriate notation reflecting such transaction and the then aggregate unpaid principal balance of the Tranche A September 1998 Term Loans. The amount so noted shall constitute presumptive evidence as to the amount owed jointly and severally by the Borrowers with respect to principal of the Tranche A September 1998 Term Loans. Failure of the Bank to make any such notation shall not, however, affect any obligation of any Borrower or any right of the Bank hereunder or under the Tranche A September 1998 Term Note. The Tranche A September 1998 Term Loans will be made jointly to the Borrowers and repayment thereof will be the joint and several obligation of the Borrowers. The Tranche A September 1998 Term Loans will be used by the Borrowers solely to pay (or to reimburse the Borrowers for) the costs of acquisition of Qualifying Equipment.


         (b) REPAYMENT OF TRANCHE A SEPTEMBER 1998 TERM LOANS. The Borrowers shall repay (and shall be jointly and severally obligated to repay) principal of the Tranche A September 1998 Term Loans in 17 equal consecutive quarterly installments (each in an amount equal to 1/18th of the aggregate principal amount of the Tranche A September 1998 Term Loans outstanding at the close of business on March 31, 1999), commencing on June 30, 1999 and continuing on the last Business Day of each calendar quarter thereafter, PLUS an 18th and final installment payment due and payable on September 30, 2003 in an amount equal to the then outstanding principal balance of the Tranche A September 1998 Term Loans and all interest then accrued but unpaid thereon. The Borrowers may prepay, at any time or from time to time, without premium or penalty, the whole or any portion of each Tranche A September 1998 Term Loan which then constitutes a Floating Rate Loan; provided that on the date of each such prepayment the Borrowers pay all interest under the Tranche A September 1998 Term Note accrued but unpaid to the date of payment on the Tranche A September 1998 Term Loans or the portion thereof so prepaid. The Borrowers may prepay at any time any Tranche A September 1998 Term Loan which is a Fixed Rate Loan; provided that (i) the Borrowers give the Bank not less than two (2) Business Days' prior written notice of their intent so to prepay, (ii) the Borrowers pay all interest on each Tranche A September 1998 Term Loan (or portion thereof) so prepaid accrued to the date of prepayment, (iii) any voluntary prepayment with respect to any such Tranche A September 1998 Term Loan (if less than the then aggregate balances of all Tranche A September 1998 Term Loans then outstanding) shall be in the principal amount of at least $1,000,000, and (iv) the Borrowers shall forthwith pay (and shall be jointly and severally obligated to pay) all amounts owing to the Bank pursuant to the provisions of Section 2(h). Any partial prepayment of principal of the Tranche A September 1998 Term Loans will be applied to




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

installments of principal (including, without limitation, the final installment) of the Tranche A September 1998 Term Loans thereafter coming due in inverse order of normal maturity. Amounts paid or prepaid with respect to any Tranche A September 1998 Term Loan are not available for reborrowing.

         (c) MAKING OF TRANCHE B SEPTEMBER 1998 TERM LOANS. Subject to the terms and conditions hereof, the Bank will also make one or more loans (the "Tranche B September 1998 Term Loans") to the Borrowers, as the Borrowers may request, on any Business Day prior to the first to occur of (i) the close of business on March 31, 1999 or (ii) the earlier termination, pursuant to Section 2(m) below, of the within-described facility for Tranche B September 1998 Term Loans. A Tranche B September 1998 Term Loan will be made not more than once per calendar month. Each Tranche B September 1998 Term Loan will be in such amount as may be requested by the Borrowers in order to pay or reimburse the costs of Qualifying Leasehold Improvements; provided that (i) no Tranche B September 1998 Term Loan will be made after the close of business on March 31, 1999; (ii) the aggregate original principal amounts of all Tranche B September 1998 Term Loans will not exceed $11,000,000; and (iii) no Tranche B September 1998 Term Loan will be in an amount in excess of 100% of the invoiced actual costs of the fixtures and other leasehold improvements constituting the items of Qualifying Leasehold Improvements with respect to which such Tranche B September 1998 Term Loan is made (excluding taxes, shipping, software, installation charges, training fees and other "soft costs"). In connection with the making of each Tranche B September 1998 Term Loan, and as a precondition thereto, the Borrowers will provide the Bank with: (i) invoices supporting the costs of the relevant Qualifying Leasehold Improvements; (ii) such evidence as the Bank may reasonably request showing that each such item of Qualifying Leasehold Improvements has been installed at, affixed to or incorporated into Alkermes' premises at 281 Albany Street, Cambridge, MA (in the case of Qualifying Leasehold Improvements owned by Alkermes) or ACT II's premises in Wilmington, Ohio (in the case of Qualifying Leasehold Improvements owned by ACT II), has become fully functional, has been paid for by the relevant Borrower and is owned by the relevant Borrower (being Alkermes or ACT II) free of all liens and interests of any other person or entity (other than the security interest of the Bank pursuant to the Security Agreement and except for any leasehold improvements which are so incorporated into the relevant real estate that same become the property of the owner of such real estate); (iii) except in the case of leasehold improvements which are so incorporated into the relevant real estate that same become the property of the owner of such real estate, executed Uniform Commercial Code financing statements reflecting the items of Qualifying Leasehold Improvements with respect to which such Tranche B September 1998 Term Loan is being made and an appropriate supplement to the Security Agreement reflecting such items; and (iv) except in the case of leasehold improvements which are so incorporated into the relevant real estate that same become the property of the owner of such real estate, evidence satisfactory to the Bank that the Qualifying Leasehold Improvements are fully insured against casualty loss, with insurance naming the Bank as secured party and first loss payee. As used herein, "Qualifying Leasehold Improvements" means fixtures or other leasehold improvements purchased by the Borrowers for use in connection with the Borrowers' business which meet all of the following criteria: (i) such fixtures or other leasehold improvements consist of one of the items shown on the Leasehold Improvements List heretofore delivered by the Borrowers to the Bank or have otherwise been approved by the Bank for use in supporting a Tranche B September 1998 Term Loan, (ii) each item of such Qualifying Leasehold Improvements shall have been acquired by the Borrowers within 90 days prior to the date of the Tranche B September 1998 Term Loan financing same (except that for the purposes of the first Tranche B September 1998 Term Loan the Borrowers may include within Qualifying Leasehold Improvements items acquired more than 90 days prior to the date of such first Tranche B September 1998 Term Loan (but in any event after January 1, 1997) and installed at, affixed to or incorporated into ACT II's premises in Wilmington, Ohio and/or installed at, affixed to or incorporated into Alkermes' premises at 281 Albany Street, Cambridge, MA), (iii) no such fixtures or other leasehold improvements shall have been used to support any prior loan made by the Bank,
(iv) each item of such fixtures and other leasehold improvements shall have been delivered to and installed at Alkermes' premises in Cambridge, MA (in the case of Qualifying Leasehold Improvements owned by Alkermes) or ACT II's premises in Wilmington, Ohio (in the case of Qualifying Leasehold Improvements owned by ACT
II) and shall have become fully functional, (v) the relevant Borrower shall have paid in full for each item of such fixtures and other leasehold improvements and shall hold title to same, free of all interests and claims of any other person or entity (other than the security interest of the Bank and except for any leasehold improvements so incorporated into the relevant real estate that same become the property of the owner of such real estate), and (vi) except in the case of leasehold improvements so incorporated into the relevant real estate that same become the property of the owner of such real estate, the Bank shall have a fully perfected first security interest in all such fixtures and other leasehold improvements. The Tranche B September 1998 Term Loans will be evidenced by the Tranche B September 1998 Term Note. Each Borrower hereby irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to the Tranche B September 1998 Term Note or on the books of the Bank, at or following the time of the making of any Tranche B September 1998 Term Loan and of receiving any payment of principal of any Tranche B September 1998 Term Loan, an appropriate notation reflecting such transaction and the then aggregate unpaid principal balance of the Tranche B September 1998 Term Loans. The amount so noted shall constitute presumptive evidence as to the amount owed jointly and severally by the Borrowers with respect to principal of the Tranche B September 1998 Term Loans. Failure of the Bank to make any such notation shall not, however, affect any obligation of any Borrower or any right of the Bank hereunder or under the Tranche B September 1998 Term Note. The Tranche B September 1998 Term Loans will be made jointly to the Borrowers and repayment thereof will be the joint and several obligation of the Borrowers. The Tranche B September 1998 Term Loans will be used by the Borrowers solely to pay (or to reimburse the Borrowers for) the costs of acquisition of Qualifying Leasehold Improvements.

         (d) REPAYMENT OF TRANCHE B SEPTEMBER 1998 TERM LOANS. The Borrowers shall repay (and shall be jointly and severally obligated to repay) principal of the Tranche B September 1998 Term Loans in 17 equal consecutive quarterly installments (each in an amount equal to 1/40th of the aggregate principal amount of Tranche B September 1998 Term Loans outstanding at the close of business on March 31, 1999), commencing on June 30, 1999 and continuing on the last Business Day of each calendar quarter thereafter, PLUS an 18th and final "balloon" payment due and payable on September 30, 2003 in an amount equal to the then outstanding principal balance of the Tranche B September 1998 Term Loans and all interest then accrued but unpaid thereon. The Borrowers may prepay, at any time or from time to time, without premium or penalty, the whole or any portion of each Tranche B September 1998 Term Loan which then constitutes a Floating Rate Loan; provided that on the date of each such prepayment the Borrowers pay all interest under the Tranche B September 1998 Term Note accrued but unpaid to the date of payment on the Tranche B September 1998 Term Loans or the portion thereof so prepaid. The Borrowers may prepay at any time any Tranche B September 1998 Term Loan which is a Fixed Rate Loan; provided that (i) the Borrowers give the Bank not less than two (2) Business Days' prior written notice of their intent so to prepay, (ii) the Borrowers pay all interest on each Tranche B September 1998 Term Loan (or portion thereof) so prepaid accrued to the date of payment, (iii) any voluntary prepayment with respect to any such Tranche B September 1998 Term Loan (if less than the then aggregate balances of all Tranche B September 1998 Term Loans then outstanding) shall be in the principal amount of at least $1,000,000, and (iv) the Borrowers shall forthwith pay (and shall be jointly and severally obligated to pay) all amounts owing to the Bank pursuant to the provisions of Section 2(h). Any partial prepayment of principal of the Tranche B September 1998 Term Loans will be applied to installments of principal (including, without limitation, the final "balloon" payment) of the Tranche B September 1998 Term Loans thereafter coming due in inverse order of normal maturity. Amounts paid or prepaid with respect to any Tranche B September 1998 Term Loan are not available for reborrowing.

         (e) INTEREST RATE FOR SEPTEMBER 1998 TERM LOANS. Except as otherwise provided below in this Section 2(e), interest on the September 1998 Term Loans will be payable at a fluctuating rate per annum (the "Floating Rate") which shall at all times be equal to the Prime Rate as in effect from time to time, with a change in such rate of interest to become effective on each day when a change in the Prime Rate becomes effective. Subject to the conditions set forth herein, the Borrowers may elect (i) that any September 1998 Term Loan to be made under Section 2(a) or Section 2(c) will be made as a LIBOR Loan or (ii) that all or a portion of any September 1998 Term Loan which is outstanding as a Floating Rate Loan (but not any COF Loan) be converted to a LIBOR Loan. Each such election shall be made by the Borrowers giving to the Bank a written notice received by the Bank within the time period and containing the information described in the next following sentence (a "LIBOR Borrowing/Conversion Notice"). The LIBOR Borrowing/Conversion Notice must be received by the Bank no later than 10:00 a.m. (Boston time) on that day which is two Business Days prior to the date of the proposed borrowing or the proposed conversion, as the case may be, must specify that the making of a LIBOR Loan is being requested or a conversion to a LIBOR Loan is being requested, as the case may be, must state the amount (which shall be $1,000,000 or an integral multiple of $100,000 in excess of $1,000,000) of the LIBOR Loan requested to be made or into which a Floating Rate Loan is to be converted and must specify the proposed commencement date and the duration (one month, two months or three months) of the relevant Interest Period. Notwithstanding anything provided elsewhere in this Agreement, the Borrowers may not elect any Interest Period with respect to any principal installment of a September 1998 Term Loan if such Interest Period would end after the due date of such principal installment. Any LIBOR Borrowing/Conversion Notice shall, upon receipt by the Bank, become irrevocable and binding on the Borrowers, and the Borrowers shall, upon demand and receipt of a Bank Certificate with respect thereto, forthwith indemnify (and shall be jointly and severally obligated to indemnify) the Bank against any loss or expense incurred by the Bank as a result of any failure by the

Borrowers to obtain or maintain any requested LIBOR Loan, including, without limitation, any loss or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Bank to fund or maintain such LIBOR Loan. At the end of any Interest Period for any LIBOR Loan, the principal amount represented by such LIBOR Loan shall become a Floating Rate Loan, unless continued as a LIBOR Loan to the extent and on the terms and conditions contained in this Agreement by delivery to the Bank of a new LIBOR Borrowing/Conversion Notice conforming to the requirements set forth above in this Section. Notwithstanding any other provision of this Agreement, the Bank need not make any LIBOR Loan at any time when there exists any Default or Event of Default.

         At any time, the Borrowers may convert to a COF Loan all (but not less than all) of the September 1998 Term Loans then outstanding and not previously so converted. If the Borrowers desire such conversion to a COF Loan, they must notify the Bank of same not less than two Business Days prior to the proposed conversion and request that the Bank offer with respect to such September 1998 Term Loans a rate of interest which shall be fixed (subject to adjustment as provided in this Agreement) for the period commencing on the date of such conversion and ending on the final maturity date applicable to such September 1998 Term Loans (a "Fixed Rate Period"). Following such request for a fixed rate, the Bank will endeavor to offer a proposed COF Interest Rate for such outstanding September 1998 Term Loans not previously so converted at a rate determined as provided below and under conditions determined by the Bank in its sole discretion. The Borrowers may elect to accept such offer in the manner and within the time period specified in such offer. Any such election shall be irrevocable on the part of the Borrowers. Upon such election, the interest rate payable with respect to such outstanding September 1998 Term Loans not previously so converted shall be fixed (subject to adjustment as provided in this Agreement) for the relevant Fixed Rate Period and at the rate communicated by the Bank for this purpose as its proposed COF Interest Rate. Any proposed COF Interest Rate offered under this paragraph with respect to the September 1998 Term Loans will be a rate per annum equal to the sum of (i) 1.25% per annum PLUS
(ii) the COF Rate for the applicable Fixed Rate Period (expressed as a per annum rate); provided, however, that the COF Interest Rate shall in no event exceed the maximum rate permitted by applicable law. In any event, there will at no time be more than four Fixed Rate Periods in effect with respect to the September 1998 Term Loans or any of same.

         No Borrower shall have any claim against the Bank with respect to computation of any proposed COF Interest Rate. If any Borrower is dissatisfied with any proposed COF Interest Rate, the Borrowers' sole remedy with respect thereto shall be not to accept such proposed COF Interest Rate within the applicable time period, and thus to cause interest on the relevant September 1998 Term Loans to continue to be payable at the Floating Rate (subject to the ability of the Borrowers to elect LIBOR Loans as hereinabove provided). Notwithstanding the foregoing provisions hereof, the Bank need not offer a proposed COF Interest Rate for any period of time with respect to which the Bank, in its sole discretion, determines that there are no recognized sources of funding available to it for such time period or principal amount or that the cost of funds with respect thereto would be unreasonably high or if there then exists any Default or Event of Default.

         (f) INTEREST PAYMENTS ON SEPTEMBER 1998 TERM LOANS. The Borrowers will pay interest on the principal amount of the September 1998 Term Loans outstanding from time to time, from the date hereof until payment of the September 1998 Term Loans and the September 1998 Term Notes in full and the termination of this Agreement. Interest on Floating Rate Loans and COF Loans will be payable monthly in arrears on the first Business Day of each month. Interest on each LIBOR Loan will be paid in arrears on the applicable Interest Payment Date. In any event, interest on each September 1998 Term Loan shall also be paid on the date of payment of such September 1998 Term Loan in full. Interest on Floating Rate Loans shall be payable at the Floating Rate. The rate of interest payable on any LIBOR Loan will be the LIBOR Interest Rate applicable thereto. The rate of interest payable on any COF Loan will be the COF Interest Rate applicable thereto. In any event, overdue principal of any September 1998 Term Loan and, to the extent permitted by law, overdue interest on any September 1998 Term Loan shall bear interest at a rate per annum which at all times shall be equal to the sum of (i) four (4%) percent per annum PLUS (ii) the Prime Rate, compounded monthly and payable on demand.

         (g)      RATE DETERMINATION PROTECTION.  In the event that:

                  (i) the Bank shall determine that, by reason of circumstances affecting the London interbank market or otherwise, adequate and reasonable methods do not exist for ascertaining the LIBOR Interest Rate which would otherwise be applicable during any Interest Period, or

                  (ii)     the Bank shall determine that:

                           (A) the making or continuation of any LIBOR Loan has been made impracticable or unlawful by (1) the occurrence of any contingency that materially and adversely affects the London interbank market or (2) compliance by the Bank with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

                           (B) LIBOR (as adjusted to take into account any applicable Reserve Rate) will not, in the reasonable determination of the Bank, adequately and fairly reflect the cost to the Bank of funding LIBOR Loans for such Interest Period then the Bank shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers) to the Borrowers. In such event the obligation of the Bank to make LIBOR Loans shall be suspended until the Bank determines that the circumstances giving rise to such suspension no longer exist, whereupon the Bank shall notify the Borrowers.

         (h) PREPAYMENT OF FIXED RATE LOANS. The following provisions of this Section 2(h) shall be effective only with respect to Fixed Rate Loans: As to any Fixed Rate Loan, the Borrowers shall have the right (subject to the payment of the yield maintenance fee described below) to prepay such Fixed Rate Loan at any time. If, due to acceleration of any September 1998 Term Note or due to voluntary or mandatory repayment or prepayment or due to any other reason, the Bank receives payment of any principal of a LIBOR Loan on any date prior to the last day of the relevant Interest Period or receives payment of all or any portion of any installment of a COF Loan prior to the regularly scheduled due date for such installment or if any LIBOR Loan is converted to a COF Loan or to a Floating Rate Loan (which conversion will not in any event occur except pursuant to the second paragraph of Section 2(e) above or pursuant to Section 2(j) below), the Borrowers shall, upon demand and receipt of a Bank Certificate from the Bank with respect thereto, pay (and shall be jointly and severally obligated to pay) forthwith to the Bank a yield maintenance fee in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the last day of the Interest Period applicable to the affected LIBOR Loan (or, as to any prepayment of any installment of a COF Loan, the due date of the installment so prepaid) shall be subtracted from the "cost of funds" component of the fixed rate for the relevant Fixed Rate Loan in effect at the date of prepayment or conversion. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the relevant Interest Period (or, as to any prepayment of any installment of a COF Loan, the number of days remaining until the due date of the installment so prepaid). Said amount shall be reduced to present value calculated by using the number of days remaining in the relevant Interest Period (or, as to any prepayment of any installment of a COF Loan, the number of days remaining until the due date of the installment so prepaid) and by using the above-referenced United States Treasury security rate as the discount rate. The resulting amount shall be the yield maintenance fee due to the Bank upon prepayment or conversion of the applicable Fixed Rate Loan. Any acceleration of a Fixed Rate Loan due to an Event of Default will give rise to a yield maintenance fee calculated with the respect to such Fixed Rate Loan on the date of such acceleration in the same manner as though the Borrowers had exercised a right of prepayment at that date, such yield maintenance fee being due and payable at that date. As to the September 1998 Term Loans, the provisions of this Section 2(h) are in lieu of the last paragraph of Section 1.6 of the Letter Agreement.

         (i)      INCREASED COSTS; CAPITAL ADEQUACY.

                  (i) If the adoption, effectiveness or phase-in, after the date hereof, of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                           (A) shall subject the Bank to any Imposition or other charge with respect to any Fixed Rate Loan or the Bank's agreement to make Fixed Rate Loans, or shall change the basis of taxation of payments to the Bank of the principal of or interest on any Fixed Rate Loan or any other amounts due under this Agreement in respect of Fixed Rate Loans or the Bank's agreement to make or maintain Fixed Rate Loans (except for changes in the rate of tax on the over-all net income of the Bank); or

                           (B) shall impose, modify or deem applicable any reserve, special deposit, deposit insurance or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding, with respect to any LIBOR Loan, any such requirement already included in the applicable Reserve Rate) against assets of, deposits with or for the account of, or credit extended by, the Bank or shall impose on the Bank or on the London interbank market any other condition affecting any Fixed Rate Loans or the Bank's agreement to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any Fixed Rate Loan or to reduce the amount of any sum received or receivable by the Bank under this Agreement and/or any September 1998 Term Note and/or with respect to any Fixed Rate Loan by an amount deemed by the Bank to be material, then, upon demand by the Bank and receipt of a Bank Certificate from the Bank with respect thereto, the Borrowers shall pay (and shall be jointly and severally obligated to pay) to the Bank such additional amount or amounts as the Bank certifies to be necessary to compensate the Bank for such increased cost or reduction in amount received or receivable.

                  (ii) If the Bank shall have determined that the adoption, effectiveness or phase-in after the date hereof of any applicable law, rule or regulation regarding capital requirements for banks or bank holding companies, or any change therein after the date hereof, or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive of such entity regarding capital adequacy (whether or not having the force of law) has or would have the effect of reducing the return on the Bank's capital with respect to any September 1998 Term Loan or with respect to its agreement hereunder to make September 1998 Term Loans (all such September 1998 Term Loans, whether or not subject to any COF Interest Rate or any LIBOR Interest Rate) to a level below that which the Bank could have achieved (taking into consideration the Bank's policies with respect to capital adequacy immediately before such adoption, effectiveness, phase-in, change or compliance and assuming that the Bank's capital was then fully utilized) by any amount deemed by the Bank to be material: (A) the Bank shall promptly after its determination of such occurrence deliver a Bank Certificate with respect thereto to the Borrowers; and (B) the Borrowers shall pay (and shall be jointly and severally obligated to pay) to the Bank as an additional fee from time to time on demand such amount as the Bank certifies to be the amount that will compensate it for such reduction.

                  (iii) A Bank Certificate of the Bank claiming compensation under this Section 2(i) shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such claim for compensation, the additional amount or amounts to be paid to the Bank hereunder and the method by which such amounts are determined. In determining any such amount, the Bank may use any reasonable averaging and attribution methods.

                  (iv) No failure on the part of the Bank to demand compensation on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion and no failure on the part of the Bank to deliver any Bank Certificate in a timely manner shall in any way reduce any obligation of the Borrowers to the Bank under this Section 2(i). As to the September 1998 Term Loans, the provisions of this Section 2(i) are in lieu of the provisions of Section 6.2 of the Letter Agreement.

         (j) ILLEGALITY OR IMPOSSIBILITY. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation or administration of any law or regulation applicable to the Bank or the Bank's activities in the London interbank market shall make it unlawful, or any central bank or other governmental authority having jurisdiction over the Bank or the Bank's activities in the London interbank market shall assert that it is unlawful, or otherwise make it impossible, for the Bank to perform its obligations hereunder to make LIBOR Loans or to continue to fund or maintain LIBOR Loans, then on notice thereof and demand therefor by the Bank to the Borrowers, (i) the obligation of the Bank to fund LIBOR Loans shall terminate and (ii) the Borrowers shall convert to Floating Rate Loans all of the affected LIBOR Loans on or prior to the last day on which such LIBOR Loans may legally remain outstanding.

         (k) FACILITY FEES. With respect to the September 1998 Term Loans, the Borrowers are paying to the Bank, at the date of execution and delivery of this Agreement, a non-refundable facility fee in the amount of $100,000. The fee described in this Section 2(k) is in addition to any balances and fees required by the Bank or any of its affiliates in connection with any other services now or hereafter made available to Alkermes and/or any of its affiliates.

         (l) CONDITIONS TO ADVANCE. Without limiting the foregoing, any September 1998 Term Loan is subject to the further conditions precedent that on the date on which such September 1998 Term Loan is made (and after giving effect thereto):

         (i) All statements, representations and warranties of each Borrower made in the Letter Agreement and/or in the Security Agreement shall continue to be correct in all material respects as of the date of such September 1998 Term Loan.

         (ii) All covenants and agreements of each Borrower contained herein and/or in any of the other Loan Documents (as defined in the Letter Agreement) shall have been complied with in all material respects on and as of the date of such September 1998 Term Loan.

         (iii) No event which constitutes, or which with notice or lapse of time or both could constitute, an Event of Default shall have occurred and be continuing.

         (iv) No material adverse change shall have occurred in the financial condition of any Borrower from that disclosed in the financial statements then most recently furnished to the Bank.

         Each request by the Borrowers for any September 1998 Term Loan, and each acceptance by any Borrower of the proceeds of any September 1998 Term Loan, will be deemed a joint and several representation and warranty by the Borrowers that at the date of such September 1998 Term Loan and after giving effect thereto all of the conditions set forth in the foregoing clauses (i)-(iv) of this Section 2(l) will be satisfied.

         (m) TERMINATION ON DEFAULT. The Borrowers agree that if any Event of Default shall occur and be continuing, the Bank may, in addition to and not in limitation of its other rights and remedies described in Section 5.2 of the Letter Agreement, terminate the within facility for September 1998 Term Loans by written notice to the Borrowers (except that such termination will be deemed to have occurred automatically and without any requirement for notice if there shall occur any Event of Default described in clause (h) of Section 5.1 of the Letter Agreement).

         (n) DEFINITIONS. In addition to terms defined elsewhere in this Agreement, as used in this Agreement, the following terms have the following respective meanings:

         "Bank Certificate" - A certificate signed by an officer of the Bank setting forth any additional amount required to be paid by the Borrowers to the Bank pursuant to Sections 2(e), 2(h) or 2(i) of this Agreement, which certificate shall be submitted by the Bank to the Borrowers in connection with each demand made at any time by the Bank upon the Borrowers with respect to any such additional amount, and each such certificate shall, save for manifest error, constitute presumptive evidence of the additional amount required to be paid by the Borrowers to the Bank upon each demand. A claim by the Bank for all or any part of any additional amount required to be paid by the Borrowers may be made before and/or after the end of the Interest Period or other period of time to which such claim relates or during which such claim has arisen and before and/or after any payment hereunder to which such claim relates. Each Bank Certificate shall set forth in reasonable detail the basis for and the calculation of the claim to which it relates.

         "Business Day" - Any day which is not a Saturday, nor a Sunday nor a public holiday under the laws of the United States of America or The Commonwealth of Massachusetts applicable to a national bank; provided, however, that if the applicable provision relates to a LIBOR Loan, then the term "Business Day" shall not include any day on which dealings are not carried on in the London interbank market or on which banks are not open for business in London.

         "COF Interest Rate" - As to any COF Loan for any period of time, that per annum rate of interest which is determined by the Bank to represent the sum of (i) the COF Rate applicable to the relevant period of time for the relevant principal amount as amortized over such period of time PLUS (ii) 1.25% per annum.

         "COF Loan" - If applicable, all or any portion of the outstanding September 1998 Term Loans which bears interest at a COF Interest Rate.

         "COF Rate" - As to any principal amount and for any period of time, that per annum rate of interest which the Bank is required to pay, or is offering to pay, for wholesale liabilities of a similar principal amount and for a similar period of time, adjusted for reserve requirements and for such other requirements as may from time to time be imposed by federal, state or local governmental and/or regulatory agencies, all as determined from time to time in its sole discretion by the Bank's treasury group.

         "Default" - Any event or circumstance which, with the passage of time or the giving of notice or both, could become an Event of Default.

         "Eurocurrency Liabilities" - Has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as in effect from time to time, or in any successor regulation relating to the liabilities described in said Regulation D.

         "Event of Default" - As defined in ss.5.1 of the Letter Agreement.

         "Fixed Rate Loan" - All or any portion of any September 1998 Term Loan which is either a LIBOR Loan or a COF Loan.

         "Floating Rate" - As defined in Section 2(e).

         "Floating Rate Loan" - All or any portion of the outstanding September 1998 Term Loans which bears interest calculated by reference to the Prime Rate.

         "Impositions" - All present and future taxes, levies, duties, impositions, deductions, charges and withholdings applicable to the Bank with respect to any Fixed Rate Loan, excluding, however, any taxes imposed directly on the Bank's income and any franchise taxes imposed on it by the jurisdiction under the laws of which the Bank is organized or any political subdivision thereof.

         "Interest Payment Date" - As to each LIBOR Loan, the Interest Payment Date shall be the last day of the Interest Period applicable thereto.

         "Interest Period" - As to each LIBOR Loan, the period commencing with the date of the making of such LIBOR Loan and ending one month, two months or three months thereafter (as selected by the Borrowers in their LIBOR Borrowing/Conversion Notice relating thereto); provided that (A) any such Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day occurs in a new calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (B) any such Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall end on the last Business Day of such calendar month, and (C) no Interest Period may be selected as to any principal amount of a September 1998 Term Loan if such Interest Period would end after the regularly scheduled due date for such principal amount.

         "LIBOR" - With respect to each Interest Period for a LIBOR Loan, that rate per annum (rounded upward, if necessary, to the nearest 1/32nd of one percent) which represents the offered rate for deposits in U.S. Dollars, for a period of time comparable to such Interest Period, which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on that day that is two (2) London Banking Days preceding the first day of such Interest Period; provided, however, that if the rate described above does not appear on the Telerate System on any applicable interest determination date, LIBOR for such Interest Period shall be the rate (rounded upwards as described above, if necessary) for deposits in dollars for a period substantially equal to such Interest Period shown on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London
Time), on that day that is two (2) London Banking Days prior to the beginning of such Interest Period. "London Banking Day" shall mean any date on which commercial banks are open for business in London. If both the Telerate and Reuters systems are unavailable, then LIBOR for any Interest Period will be determined on the basis of the offered rates for deposits in U.S. Dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m., London time, on that day that is two (2) London Banking Days preceding the first day of such Interest Period, as selected by the Bank. The principal London office of each of four major London banks will be requested to provide a quotation of its U.S. Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m., New York City time, on that day that is two London Banking Days preceding the first day of such Interest Period. In the event that the Bank is unable to obtain any such quotation as provided above, it will be deemed that LIBOR for the proposed Interest Period cannot be determined. The Bank shall give prompt notice to the Borrowers of LIBOR as determined for each LIBOR Loan and such notice shall be conclusive and binding, absent manifest error.

         "LIBOR Interest Rate" - For any Interest Period, an interest rate per annum, expressed as a percentage, determined by the Bank pursuant to the following formula:

                           *LIR =     LIBOR    + 1.25%
                                   -----------
                                   [1.00 - RR]

                                Where LIR = LIBOR Interest Rate
                                LIBOR     = See definition of LIBOR
                                RR        = Reserve Rate

                           *LIR and each component thereof to be rounded upwards to the next higher 1/32nd of 1%

The LIBOR Interest Rate will be adjusted during any Interest Period to reflect any change in the Reserve Rate during such Interest Period.

         "LIBOR Loan" - All or any portion of the outstanding September 1998 Term Loans which bears interest at a LIBOR Interest Rate.

         "London" - The City of London in England.

         "Prime Rate" - That variable rate of interest per annum designated by the Bank from time to time as its prime rate, it being understood that such rate is merely a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

         "Reserve Rate" - The aggregate rate, expressed as a decimal, at which the Bank would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulation relating to such reserve requirements) against Eurocurrency Liabilities, as well as any other reserve required of the Bank with respect to the LIBOR Loans. The LIBOR Interest Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Rate.

         "September 1998 Term Loans" - Collectively, the Tranche A September 1998 Term Loans and the Tranche B September 1998 Term Loans.

         "September 1998 Term Notes" - Collectively, the Tranche A September 1998 Term Note and the Tranche B September 1998 Term Note.

         "Tranche A September 1998 Term Loan" - As defined in Section 2(a) above.

         "Tranche A September 1998 Term Note" - As defined in Section 1 above.

         "Tranche B September 1998 Term Loan" - As defined in Section 2(c) above.

         "Tranche B September 1998 Term Note" - As defined in Section 1 above.

         3. CONCERNING THE LETTER AGREEMENT. The parties agree as follows with respect to the Letter Agreement:

         a. That the September 1998 Term Loans constitute "Additional Term Loans" as defined in Section 1.5 of the Letter Agreement and are thus included within the definitions of "Term Loan" and "Term Loans" for all purposes of the Letter Agreement.

         b. That each of the September 1998 Term Notes constitutes an "Additional Term Note" as defined in Section 1.5 of the Letter Agreement and is thus included within the definitions of "Note" and "Notes" for all purposes of the Letter Agreement. Without limitation of the foregoing provisions of this paragraph 3b and of paragraph 3a above, the Borrowers acknowledge that the provisions of the Letter Agreement as to payment and collection of amounts owed thereunder (including, without limitation, Sections 1.7, 5.2 and 5.3 of the Letter Agreement) and as to costs, expenses and charges (including, without limitation, Section 6.1 of the Letter Agreement) apply to the September 1998 Term Loans and to the September 1998 Term Notes.

         c. That the first sentence of Section 2.1(j) of the Letter Agreement is hereby amended by inserting therein, immediately after the words "(the `Cambridge Premises')", the following:

                  "(provided that the Borrowers may move their principal place of business to 350 Massachusetts Avenue, Cambridge, MA 02139, with notice of such move being promptly given to the Bank together with such Uniform Commercial Code amendments and/or financing statements as the Bank may reasonably request, and upon such move and such notice said premises at 350 Massachusetts Avenue, Cambridge, MA 02139 will constitute the `Cambridge Premises' of the Borrowers)"

         d. That Section 3.4 of the Letter Agreement is hereby amended by adding to such Section, at the end thereof, the following:

                  "Alkermes will maintain at all times its primary operating accounts with the Bank."

         e. That clause (i) of Section 3.5 of the Letter Agreement is hereby amended by adding to such clause, at the end thereof, the following:

                  "Further, within 90 days after the beginning of each fiscal year of Alkermes, Alkermes will deliver to the Bank a copy of the operating budget of Alkermes for such fiscal year, prepared by the management of Alkermes and approved by its Board of Directors."

         f. That the Letter Agreement is hereby amended by deleting in its entirety Section 3.6 thereof and by substituting in its stead the following:

                  "3.6. CASH BALANCE; CAPITAL BASE. Alkermes will maintain, as at the end of each fiscal quarter of Alkermes (commencing with September 30, 1998), (i) an Unencumbered Cash Balance of not less than $40,000,000 and (ii) a consolidated Capital Base of not less than $40,000,000."

         g. That the Letter Agreement is hereby amended by deleting in its entirety Section 3.7 thereof and by substituting in its stead the following:

                  "3.7. LIQUIDITY RATIO. Alkermes will maintain, as at the end of each fiscal quarter of Alkermes (commencing with September 30, 1998), a Liquidity Ratio of not less than 1.5 to 1. As used herein, `Liquidity Ratio' means the ratio of (x) Net Quick Assets to (y) Total Liabilities."

         h. That Section 4.1 of the Letter Agreement is hereby amended by deleting the period at the end of such Section and by substituting in its stead the following:

                  "; and (x) Alkermes' 6 1/2% Convertible Subordinated Debentures issued under an Indenture, dated as of March 1, 1998, between Alkermes and State Street Bank and Trust Company, as Trustee."

         i. That Section 4.3 of the Letter Agreement is hereby amended by deleting therefrom the number "$500,000" and by substituting in its stead the following:

                  "$5,000,000"

         j. That Section 4.4 of the Letter Agreement is hereby amended by deleting therefrom the number "$1,000,000" and by substituting in its stead the following:

                  "$5,000,000"

         k. That Section 4.5 of the Letter Agreement is hereby amended by deleting from the last sentence of such Section the words "ss.ss.3.7 and 3.8" and by substituting in their stead the following:

                  "ss.3.6"

         l. That Section 4.6 of the Letter Agreement is hereby amended by deleting in its entirety clause (i) thereof.

         m. That Article IV of the Letter Agreement is hereby amended by adding to said Article, at the end thereof, the following:

                  "4.11. DIVIDENDS. No Borrower will make any distributions to its shareholders, pay any dividends (other than dividends payable solely in the capital stock of such Borrower) or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock; provided, however, that so long as no Default or Event of Default exists at the date of payment or could result therefrom, Alkermes may effect an exchange of and pay dividends on its $3.25 Convertible Exchangeable Preferred Stock at an annual rate of $3.25 per share.

                  4.12. SUBORDINATED DEBT. No Borrower will directly or indirectly make any optional or voluntary prepayment or purchase of Subordinated Debt or modify, alter or add any provisions with respect to payment of Subordinated Debt. No Borrower will make any payment of any principal of or interest on any Subordinated Debt at any time when there exists, or if there would result therefrom, any Default or Event of Default hereunder."

         n. That Section 5.1 of the Letter Agreement is hereby amended by deleting the period at the end of clause (m) of said Section 5.1 and by substituting in its stead the following:

                  "; or (n) any default shall exist and remain unwaived or uncured with respect to any Subordinated Debt of any Borrower or with respect to any instrument evidencing, guaranteeing, securing or otherwise relating to any such Subordinated Debt, or any such Subordinated Debt shall not have been paid when due, whether by acceleration or otherwise, or shall have been declared to be due and payable prior to its stated maturity, or any event or circumstance shall occur which permits, or with the lapse of time or the giving of notice or both would permit, the acceleration of the maturity of any Subordinated Debt by the holder or holders thereof."

         o. That Section 6.5 of the Letter Agreement is hereby amended by inserting into said Section, immediately after the words "letter agreement", the following:

                  "and each of the Notes"

         p. That Section 6.6 of the Letter Agreement is hereby amended by deleting from such Section the words "Michael J. Landine, Senior Vice President and Chief Financial Officer" and by substituting in their stead the following:

                  "Patricia L. Allen, Director of Finance"

         q. That each of Sections 6.8, 6.9, 6.11, 6.12 and 6.13 of the Letter Agreement (as inserted by the Second Loan Supplement) are modified by deleting the words "Term Note" and "Term Notes" in each place in said Sections where same appear and by substituting in their stead, in each such place, the words "Note" and "Notes", respectively.

         r. That Section 7.1 of the Letter Agreement is hereby amended by inserting into such Section, immediately after the definition of "Cambridge Premises", the following:

                  "`Capital Base' - As determined at any time, the sum of (i) the consolidated Tangible Net Worth of Alkermes and Subsidiaries then existing PLUS (ii) the principal amount of Subordinated Debt of Alkermes then outstanding (nothing contained herein being deemed to authorize the incurrence of any additional Subordinated Debt)."

         s. By deleting in its entirety the definition of "Cash Equivalents" appearing in Section 7.1 of the Letter Agreement and by substituting in its stead the following:

                  "`Cash-Equivalents' - Any of the following: (i) readily marketable direct obligations of or obligations guarantied by, the United States of America or any agency thereof and entitled to the full faith and credit of the United States of America, (ii) demand deposits with the Bank or with any other commercial bank chartered by the United States or by any state and having undivided capital and surplus of not less than $100,000,000, (iii) interests in mutual funds, substantially all of the assets of which shall be governmental obligations of the type described in clause (i) of this sentence, (iv) repurchase agreements secured by U.S. Treasury or agency obligations or (v) bankers' acceptances, commercial paper and corporate notes, all rated A-1 or P-1 or better."

         t. That Section 7.1 of the Letter Agreement is hereby amended by inserting into such Section, immediately after the definition of "Collateral", the following:

                  "`Default' - Any event or circumstance which, with the passage of time or the giving of notice or both, could become an Event of Default."

         u. That Section 7.1 of the Letter Agreement is hereby amended by inserting into such Section, immediately after the definition of "ERISA", the following:

                  "`Event of Default' - As defined in ss.5.1 of this letter agreement."

         v. That Section 7.1 of the Letter Agreement is hereby amended by inserting into such Section, immediately after the definition of "Mortgage", the following:

                  "`Net Quick Assets' - Such current assets of the Borrowers as consist of cash, Cash-Equivalents, short-term investments and accounts receivable due from customers (less an allowance for bad debt consistent with the Borrowers' prior experience).

         w. That Section 7.1 of the Letter Agreement is hereby amended by deleting in its entirety the definition of "Prime Rate" appearing in such Section and by substituting in its stead the following:

                  "`Prime Rate' - That variable rate of interest per annum designated by the Bank from time to time as its prime rate, it being understood that such rate is merely a reference rate and does not necessarily represent the lowest or best rate being charged to any customer."

         x. That Section 7.1 of the Letter Agreement is hereby amended by inserting into such Section, immediately after the definition of "R&D Transaction", the following:

                  "`Subordinated Debt' - Any Indebtedness of Alkermes, including its $3.25 Convertible Exchangeable Preferred Stock, which is expressly subordinated, pursuant to a subordination agreement in form and substance satisfactory to the Bank, to all Indebtedness now or hereafter owed by Alkermes to the Bank."

         y. That Section 7.1 of the Letter Agreement is hereby amended by inserting into such Section, immediately after the definition of "Subsidiary", the following:

                  "`Tangible Net Worth' - An amount equal to the total assets of any Person (excluding (i) the total intangible assets of such Person and (ii) any assets representing amounts due from any officer, employee or other affiliate of such Person) minus the total liabilities of such Person. Total intangible assets shall be deemed to include, but shall not be limited to, the excess of cost over book value of acquired businesses accounted for by the purchase method, formulae, trademarks, trade names, patents, patent rights and deferred expenses (including, but not limited to, unauthorized debt discount and expense, organizational expense, capitalized software costs and experimental and development expenses)."

         z. That Section 7.1 of the Letter Agreement is hereby amended by inserting into such Section, immediately after the definition of "Term Loans", the following:

                  "`Total Liabilities' - As to Alkermes, all Indebtedness of Alkermes and/or any of its Subsidiaries, taken on a consolidated basis, which would properly be shown as liabilities on the face of a consolidated balance sheet of Alkermes (and not merely in the notes thereto), such consolidated balance sheet being prepared consistently with the annual audited financial statements of Alkermes and Subsidiaries dated as at March 31, 1998 heretofore delivered to the Bank."

         aa.      By deleting in its entirety the definition of "Unencumbered
Cash Balance" appearing in Section 7.1 of the Letter Agreement and by substituting in its stead the following:

                  "`Unencumbered Cash Balance' - At any time, the total of all cash and Cash-Equivalents of Alkermes (and, to the extent expressly provided below, certain Subsidiaries of Alkermes) which are not subject to any pledge, lien, encumbrance or right of set-off (other than a right of set-off in favor of an investment manager for its normal management fees) in favor of any other Person. The Unencumbered Cash Balance will in no event be deemed to include the sums from time to time pledged to the Bank pursuant to ss.1.8 above. Further, the Unencumbered Cash Balance will in no event be deemed to include any cash or Cash-Equivalents of any partnership or other entity in which Alkermes now or hereafter may have an interest, except that for the purposes of satisfying the Unencumbered Cash Balance test set forth in Section 3.6 above as at any date, Alkermes' `Unencumbered Cash Balance' will be deemed to include both the unencumbered cash and unencumbered Cash-Equivalents then held by a wholly-owned Subsidiary of Alkermes which is operated pursuant to 30 Del. Code ss.1902(b)(8) and the unencumbered cash and unencumbered Cash-Equivalents then held by ACT I."

         4. CONCERNING THE SECURITY AGREEMENT. The parties agree as follows with respect to the Security Agreement:

         a. That each September 1998 Term Loan constitutes an "Additional Term Loan" for the purposes of the Security Agreement and is thus included for all purposes within the definition of "Obligations" appearing in Section 1 of the Security Agreement; and that references in Section 17 of the Security Agreement, as amended hereby, to the "September 1998 Term Loans" will be deemed to refer to the September 1998 Term Loans, as hereinabove defined.

         b. That the September 1998 Term Note constitutes an "Additional Term Note" for the purposes of the Security Agreement and is thus included within the definition of "Loan Documents" appearing in Section 1 of the Security Agreement.

         c. That the items listed on Exhibit 3 attached hereto (together with all items constituting Qualifying Equipment supporting any Tranche A September 1998 Term Loan made subsequent to the date hereof and together with all items constituting Qualifying Leasehold Improvements supporting any Tranche B September 1998 Term Loan made subsequent to the date hereof, except for any leasehold improvements which are so incorporated into the relevant real estate that same become the property of the owner of such real estate) are deemed to be "Additional Loan Collateral" for the purposes of the Security Agreement and are thus included within the definitions of "Equipment" and "Collateral" appearing in Section 1 of the Security Agreement; and that the items listed on
Exhibit 3 attached hereto (together with all items constituting Qualifying Equipment supporting any Tranche A September 1998 Term Loan made subsequent to the date hereof and together with all items constituting Qualifying Leasehold Improvements supporting any Tranche B September 1998 Term Loan made subsequent to the date hereof, except for any leasehold improvements which are so incorporated into the relevant real estate that same become the property of the owner of such real estate) shall also be deemed to be "September 1998 Loan Collateral" for the purposes of Section 17 of the Security Agreement.

         d. That the equipment lists set forth in Exhibit A to the Security Agreement are hereby amended by adding thereto (without releasing or deleting any item shown on such lists immediately prior to the date hereof) all of the items appearing on Exhibit 3 attached hereto.

         e. That Section 17 of the Security Agreement is hereby amended in its entirety to read as follows:

         "17.     PARTIAL RELEASE. The Secured Party agrees that, upon the
         satisfaction of the Partial Release Conditions (hereinafter defined) in relation to the 1995 Term Loan, the Ohio Term Loan, the 1997 Term Loan, the 1998 Term Loans or the September 1998 Term Loans, the Secured Party will, at the Debtors' request, execute and deliver to the Debtors a release of the 1995 Loan Collateral or the Ohio Loan Collateral or the 1997 Loan Collateral or the 1998 Loan Collateral or the September 1998 Loan Collateral (as appropriate) from the lien of this Security Agreement (including appropriate releases on Form UCC-3) and, upon execution and delivery of such release, the 1995 Loan Collateral, the Ohio Loan Collateral, the 1997 Loan Collateral, the 1998 Loan Collateral or the September 1998 Loan Collateral (as the case may be) will no longer be deemed `Collateral' subject to this Security Agreement. As used herein, the `Partial Release Conditions' will be deemed satisfied only if ALL of the following shall have occurred: (i) the 1995 Term Loan or the Ohio Term Loan or the 1997 Term Loan or the 1998 Term Loans or the September 1998 Term Loans (as the case may be) shall have been paid in full, (ii) the cash and/or readily-marketable Government Securities pledged to the Secured Party under Section 1.8 of the Letter Agreement shall have an aggregate fair market value of not less than the `Required Minimum Value' (as defined in the Letter Agreement) and Alkermes shall agree to maintain such pledged cash and/or readily-marketable Government Securities in such amount so that the fair market value thereof shall never be less than such `Required Minimum Value' and (iii) there shall then exist no Event of Default nor any event or circumstance which, with the passage of time or the giving of notice or both, could become an Event of Default. At the time of the making of any Additional Term Loan, the Bank and the Debtors may, by written modification to this Security Agreement, set forth the circumstances, if any, under which a partial release may be obtained with respect to the Additional Loan Collateral pledged in connection with the relevant Additional Term Loan."

         5. CONCERNING THE PLEDGE. The parties agree as follows with respect to the Pledge:

         a. That each of the September 1998 Term Notes constitutes an "Additional Term Note" as described in Section 2 of the Pledge, with the result that each of the September 1998 Term Notes is included within the "Loan Documents" as defined in Section 2 of the Pledge.

         b. That each September 1998 Term Loan is included within the "Secured Obligations" as defined in Section 2 of the Pledge.

         6. CONCERNING THE OHIO MORTGAGE. The parties agree that each of the September 1998 Term Notes constitutes one of the "Other Term Notes" described in the WITNESSETH clause of the Ohio Mortgage, with the result that the September 1998 Term Loans are among the obligations secured by the Ohio Mortgage.

         7. AMENDED DOCUMENTS. Wherever in any Financing Document, or in any certificate or opinion to be delivered in connection therewith, reference is made to the Letter Agreement, to the Security Agreement, to the Pledge and/or to the Ohio Mortgage, from and after the date hereof same will be deemed to refer to the relevant Financing Document as amended or otherwise affected hereby.

         8. FEES. In order to induce the Bank to enter into this Agreement, the Borrowers jointly and severally agree to pay, on demand, all costs and expenses (including, without limitation, reasonable fees and expenses of the Bank's attorneys) incurred by the Bank in connection with this Agreement and/or the transactions contemplated hereby.

         9. REPRESENTATIONS. In order to induce the Bank to enter into this Agreement, each Borrower represents and warrants as follows:

         a. The execution, delivery and performance of each of this Agreement and the September 1998 Term Notes have been duly authorized by each Borrower by all necessary corporate and other action, will not require the consent of any third party and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or the giving of notice or both, could cause a default on the part of any Borrower under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance (except in favor of the Bank) on any property or assets of any Borrower.

         b. Each Borrower has duly executed and delivered each of this Agreement and the September 1998 Term Notes.

         c. Each of this Agreement and each of the September 1998 Term Notes is the legal, valid and binding joint and several obligation of each Borrower, enforceable against each Borrower jointly and severally in accordance with its respective terms.

         d. The statements, representations and warranties made in the Letter Agreement, in the Security Agreement and/or in the other Financing Documents continue to be correct as of the date hereof; except as amended, updated and/or supplemented by the attached Supplemental Disclosure Schedule.

         e. The covenants and agreements of the Borrowers contained in the Letter Agreement, in the Security Agreement and/or in the other Financing Documents have been complied with on and as of the date hereof.

         f. No event which constitutes or which, with notice or lapse of time, or both, could constitute, an Event of Default (as defined in the Letter Agreement) has occurred and is continuing.

         g. No material adverse change has occurred in the financial condition of any Borrower from that disclosed in the annual audited financial statements of Alkermes dated March 31, 1998, heretofore furnished to the Bank.

         10. FULL FORCE AND EFFECT. Except as expressly affected hereby, the Letter Agreement and each of the other Financing Documents remains in full force and effect as heretofore.

         11. NO WAIVER. Nothing contained herein will be deemed to constitute a waiver or a release of any provision of any of the Financing Documents. Nothing contained herein will in any event be deemed to constitute an agreement to give a waiver or release or to agree to any amendment or modification of any provision of any of the Financing Documents on any other or future occasion.

         Executed, as an instrument under seal, as of the day and year first above written.

                                    ALKERMES, INC.


                                    By: /s/ Robert A. Breyer
                                        ----------------------------------------
                                        Name: Robert A. Breyer
                                        Title: President


                                    ALKERMES CONTROLLED
                                    THERAPEUTICS, INC.


                                    By: /s/ Robert A. Breyer
                                        ----------------------------------------
                                        Name: Robert A. Breyer
                                        Title: Vice President


                                    ALKERMES CONTROLLED
                                    THERAPEUTICS INC. II


                                    By: /s/ Robert A. Breyer
                                        ----------------------------------------
                                        Name: Robert A. Breyer
                                        Title: Vice President


Accepted and agreed:
FLEET NATIONAL BANK


By: /s/ Irina Case
    -------------------------------
    Name: Irina Case
    Title: Vice President